Exhibit 10.5

STOCKHOLDER AGREEMENT

by and Between

[NEW UNITI]

AND

CERTAIN STOCKHOLDERS LISTED ON SCHEDULE I

DATED AS OF [●]

TABLE OF CONTENTS

Page

Article I
DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Other Definitional Provisions	5

Article II
REPRESENTATIONS AND WARRANTIES

Section 2.1	Representations and Warranties of the Company	6
Section 2.2	Representations and Warranties of Investor	6

Article III
CORPORATE GOVERNANCE AND BOARD REPRESENTATION

Section 3.1	Board Observer Rights	7

Article IV
STANDSTILL; VOTING AND OTHER MATTERS

Section 4.1	Standstill Restrictions	8
Section 4.2	Quorum and Voting	11
Section 4.3	Confidentiality.	12

Article V
TRANSFER RESTRICTIONS

Section 5.1	Transfer Restrictions	15
Section 5.2	Legends on Shares; Securities Act Compliance	17

Article VI
MISCELLANEOUS

Section 6.1	Termination	18
Section 6.2	Assignments	18
Section 6.3	Amendment; Waiver	19
Section 6.4	Notices	19
Section 6.5	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE	19
Section 6.6	Entire Agreement; No Other Representations	20
Section 6.7	No Third-Party Beneficiaries	20
Section 6.8	Severability	20

Section 6.9	Counterparts	21
Section 6.10	Exercise of Rights	21
Section 6.11	Rights Cumulative	21
Section 6.12	No Partnership	21

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT, dated as of [●] (as amended or restated from time to time, this “Agreement”), is made by and among [New Uniti], a Delaware corporation (the “Company”), and certain [New Uniti] stockholders listed on Schedule I that are managed, advised or sub-advised by a certain institutional investment adviser (the “Investor Adviser”) listed on Schedule I (each such stockholder an “Investor” and, collectively, the “Investors”).1

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of May 3, 2024 (the “Merger Agreement”), by and between Uniti Group Inc., a Maryland corporation (“Uniti”), and Windstream Holdings II LLC, a Delaware limited liability company, among other things, Uniti became a wholly owned indirect Subsidiary of the Company, upon the terms and subject to the conditions set forth therein;

WHEREAS, as a result of the transactions contemplated by the Merger Agreement (the “Transactions”), each Investor is the owner of certain Equity Securities of the Company, including the Subject Shares (as defined below); and

WHEREAS, the Company and Investors (which, for the avoidance of doubt, shall not include the Investor Adviser) desire to enter into this Agreement concerning the Equity Securities held, or to be held, by Investors and related provisions concerning Investors’ relationship with, and investment in, the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Activist Investor” means, as of any date of determination, any Person who has been identified as an activist investor on the most-recently available “SharkWatch 50” list or, in the event that the “SharkWatch 50” list is no longer published, on a substantially similar reputable published list of the most prominent activist investors regularly relied on or cited to by industry associations, public authorities or proxy advisors in the context of activism activities, or any controlled Affiliate of such Persons. Notwithstanding the foregoing, in no event shall Elliott, the Investors or any of their respective Affiliates be deemed Activist Investors for purposes of this Agreement.

1 Parties to include any other Investor Adviser entity that holds any Uniti Group Inc. or Windstream Holdings II, LLC equity at closing.

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with, such Person, excluding, in respect of the Investor Adviser, any portfolio operating company (as such term is understood in the private equity industry). The term “control,” including the correlative terms “controlling,” “controlled by,” “Controlled” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates (in each case after giving effect to the Transactions) be deemed to be Affiliates of any Investor or any of its Affiliates for purposes of this Agreement, and no equityholder of the Company shall be considered an Affiliate of any Investor or any of its Affiliates solely by virtue of being an equityholder in the Company.

“Agreement” has the meaning set forth in the Preamble.

“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation). The terms “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have a correlative meaning.

“Board” means, as of any date, the Board of Directors of the Company.

“Board Observer” has the meaning set forth in Section 3.1(a).

“Business Day” means any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City, New York are authorized or required by Law to close.

“Certificate of Designations” means the Certificate of Designations contained in the Company’s certificate of incorporation.

“Closing” has the meaning attributed to it in the Merger Agreement.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means shares of common stock, par value $[•] per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Competitor” means, at any time, any Person (other than the Company and its Subsidiaries) that is primarily engaged in operating a business of providing managed network communications and core transport solutions in the United States.

“Confidential Information” has the meaning set forth in Section 4.3(a).

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) of a Person that increase in value as the value of any Equity Securities of such Person increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such interest conveys any voting rights in such security, (b) such interest is required to be, or is capable of being, settled through delivery of such security or cash or (c) other transactions hedge the economic effect of such interest.

“Director” means any member of the Board.

“Elliott” means Elliott Investment Management L.P.

“Equity Securities” means (i) shares of any class of common, preferred or other capital stock of a Person, (ii) Derivative Instruments of a Person and (iii) any options, warrants, rights, units or securities of a Person or any of its Affiliates convertible or exercisable into or exchangeable for (whether presently convertible, exchangeable or exercisable or not) common, preferred or capital stock of such Person. For the avoidance of doubt, references to “Equity Securities” in this Agreement that do not specify the Person to which such “Equity Securities” relate shall be deemed to reference Equity Securities of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any federal, state, local, or foreign government or subdivision thereof, or any other governmental, administrative, arbitral, regulatory or self-regulatory authority (including Nasdaq and FINRA - Financial Industry Regulatory Authority), instrumentality, agency, commission, body, banking, court or other legislative, executive or judicial governmental entity.

“Investor” and “Investors” have the meanings set forth in the Preamble.

“Investor Adviser” has the meaning set forth in the Recitals.

“Laws” mean, collectively, any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

“Lock-Up Termination Date” has the meaning set forth in Section 5.1(a).

“Merger Agreement” has the meaning set forth in the Recitals.

“Nasdaq” means the Nasdaq Global Select Market, or any other national securities exchange on which the shares of Common Stock are then-listed.

“Open Window” means a period in which (i) the Company does not have in place any restrictions on the ability of members of the Board to trade in the securities of the Company or (ii) the Company is buying, selling or offering to sell securities of the Company in the public markets.

“Organizational Documents” means the certificates of incorporation and by-laws or comparable governing documents.

“Party” and “Parties” mean Investors (other than the Investor Adviser) and the Company.

“Permitted Transferee” means any of the Investors or the Investor’s or the Investor Adviser’s Controlled Affiliates that is, in each case, not a Company Competitor.

“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [●], by and between the Company, Investors and the other parties thereto.

“Representative” has the meaning set forth in Section 4.3(a).

“Restricted Transferee” means any Person who is not a Permitted Transferee and who, to any Investor’s knowledge, is (i) a Company Competitor, (ii) an Activist Investor or (iii) any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who, immediately after giving effect to such Transfer, would Beneficially Own five percent (5%) or more of the total voting power of the Equity Securities of the Company (other than Elliott and its Controlled Affiliates).

“SEC” has the meaning set forth in Section 4.1(a)(iii).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Standstill Period” has the meaning set forth in Section 4.1(a).

“Stockholder Meeting” has the meaning set forth in Section 4.2.

“Subject Shares” means, together, (i) the [●] shares of Common Stock (inclusive of [●] shares of Common Stock issuable upon exercise of warrants) held by the Investors as of the date of this Agreement (as adjusted for stock splits, stock dividends, stock combinations and the like) and (ii), without duplication, any shares of Common Stock issued by the Company to the Investors in the future in connection with the redemption, repurchase or conversion of any shares of preferred stock of the Company held by the Investors as of the date of this Agreement. Whenever used in this Agreement, the term Subject Shares shall be calculated treating warrants as though they have been converted into shares of Common Stock. For the avoidance of doubt, with respect to any Investor which is a separately managed fund or account, references to such Investor and the Subject Shares held by such Investor shall only include the specific fund or account as managed, advised or sub-advised by the Investor Adviser and the Subject Shares held in such separately managed fund or account.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Transactions” has the meaning set forth in the Recitals.

“Transfer” means, with respect to any Equity Securities, sell, dispose, assign, transfer, charge, donate, grant any lien in, exchange, pledge, encumber, hypothecate, or otherwise transfer or attempt to transfer all or any portion of such Equity Securities or any participation, right or interest therein (whether by merger, consolidation or otherwise by operation of law), in each case whether directly or indirectly (including through the transfer of any Equity Securities in any direct or indirect holding company holding Equity Securities or through the issuance and redemption by any such holding company of its Equity Securities, and through deposit into a voting trust or enter into a voting agreement or arrangement with respect to any such Equity Securities or grant any proxy or power of attorney with respect thereto), or any offer, agreement, contract or commitment to do any of the foregoing, and regardless of whether any of the foregoing is effected, with or without consideration, voluntarily or involuntarily, and by operation of law or otherwise.

“Uniti” has the meaning set forth in the Recitals.

“Warrant Agreement” means that certain Warrant Agreement, dated as of [●], between the Company and [●].

Section 1.2    Other Definitional Provisions. Unless the express context otherwise requires:

(a)    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Annex, Exhibit, Section or Schedule, such reference shall be to an Annex, Exhibit, Section or Schedule to this Agreement unless otherwise indicated. All Annexes, Exhibits, Sections or Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” when used in this Agreement is not exclusive. The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to any statute, rule, regulation, law or applicable Law shall be deemed to refer to such statute, rule, regulation, law or applicable Law as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Except as otherwise expressly provided herein, any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in

United States currency in the manner and at the times set forth herein. The terms “Dollars” and “$” mean United States Dollars. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa, and references herein to any gender includes each other gender.

(b)    The Parties have participated jointly in negotiating and drafting this Agreement and each has been represented by counsel of its choosing. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Article II
REPRESENTATIONS AND WARRANTIES

Section 2.1    Representations and Warranties of the Company. The Company represents and warrants to each Investor as of the execution of this Agreement that:

(a)    The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)    The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)    The execution, delivery and performance of this Agreement by the Company do not, and performance of its obligations hereunder will not, constitute or result in a breach or violation of, or a default under, the Organizational Documents of the Company or any material agreements of the Company.

Section 2.2    Representations and Warranties of Investor.

(a)    Each Investor represents and warrants to the Company, severally and not jointly and only with respect to itself, as of the date of this Agreement, that:

(i)     Such Investor is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

(ii)     Such Investor has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Investor and constitutes a valid and binding agreement of such Investor enforceable against such Investor in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(iii)    The execution, delivery and performance of this Agreement by such Investor does not, and performance of its obligations hereunder will not, constitute or result in a breach or violation of, or a default under, the Organizational Documents of such Investor.

(iv)    Such Investor is the holder of record of those Equity Securities listed across from such Investor’s name on Schedule I hereto.

(v)    Such Investor is a Controlled Affiliate of the Investor Adviser.

(vi)    Neither the Investor Adviser, such Investor nor any of their respective Controlled Affiliates Beneficially Owns any Equity Securities of the Company other than those Equity Securities listed on Schedule I hereto.

(b)    Each Investor is acquiring the Subject Shares pursuant to an exemption from registration under the Securities Act solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Each Investor acknowledges that the Subject Shares are not registered under the Securities Act, or any state securities laws, and that the Subject Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable, and in each case subject to the other limitations set forth in this Agreement.

Article III
CORPORATE GOVERNANCE AND BOARD REPRESENTATION

Section 3.1    Board Observer Rights.

(a)    If the Investor Adviser’s Controlled Affiliates Beneficially Own Subject Shares representing at least 5% of the issued and outstanding Common Stock of the Company immediately after the Closing on a fully-diluted basis (including treating warrants on an as-exercised basis), the Investors may jointly select (by a majority in interest of the Equity Securities held by such Investors in the Company on an as-converted basis, and the Company will be entitled to rely on any instruction from or on behalf the Investors that the Company believes to be genuine) a non-voting observer (a “Board Observer”) reasonably satisfactory to the Company, who will be entitled to notice of, to attend, and participate in, as a non-voting observer, all meetings of the Board (including any executive sessions thereof), whether in person, telephonically or otherwise. For the avoidance of doubt, the Board Observer may be an employee of an Investor or its Affiliates. If Investor Adviser’s Controlled Affiliates at any time Transfer any Equity Securities of the Company and, following such Transfer, collectively cease to hold at least [●]%2 of the Subject Shares, the Investors will lose the right to select a Board Observer and any and all participation rights of any such Board Observer then selected shall immediately cease.

(b)    The Company shall give the Board Observer copies of all notices, minutes, consents and other materials that it provides to its members of the Board or committees thereof, concurrently with the members of the Board or committee, as applicable. Notwithstanding the foregoing, the Board Observer may, in the sole discretion of the Board or committee, acting reasonably and in good faith, be excluded from all or part of any meetings,

2 To be set at the percentage that would result in the Investor Adviser’s Controlled Affiliates holding less than 5% as of the closing. That is, if the Investor Adviser’s Controlled Affiliates hold 10% immediately after the closing, this number would be 50%.

or from access to any information, if the Board or committee has determined in good faith (and such determination is based on the advice of legal counsel to the Company (which may include internal legal counsel)) that such Board Observer’s attendance or access would be reasonably likely to result in the waiver of attorney-client privilege or attorney work product protection (provided that the Board or committee shall take reasonable steps to minimize any such exclusions to the extent practicable) or would reasonably be expected to present a conflict of interest for such Board Observer. If the Board Observer is so excluded or information is withheld, then the Company will inform the Board Observer of the general nature of the subject matter discussed and explain the Board’s rationale for the decision to exclude the Board Observer. Each Investor acknowledges that the Board Observer shall be obligated to abide, in all respects, with all policies and procedures of the Company that are applicable to all Directors, including with respect to confidentiality. The Board Observer shall be permitted to share information with the Investors for purposes of monitoring and evaluating the Investors’ investment in the Company, subject to Section 4.3. For purposes of clarification and the avoidance of doubt, the Board Observer shall be an observer only, shall not be an actual member of the Board or any board of a Subsidiary or committee thereof, and shall not have any right to vote on any matter that may come before the Board, committee or board of a Subsidiary or any fiduciary obligations to the Company, any Subsidiary of the Company, any equityholder or other security holder of the Company or any Subsidiary of the Company, or any other Person arising from being an observer. The Company shall reimburse the Board Observer for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board, subject to any maximum reimbursement obligations of general applicability to non-executive Directors as may be established by the Board from time to time.

(c)    The Investors’ right to select a Board Observer shall not create any obligation on behalf of any Investor, the Investor Adviser or any of its Affiliates to communicate or present any business opportunity to the Company or any of its Subsidiaries.

Article IV
STANDSTILL; VOTING AND OTHER MATTERS

Section 4.1    Standstill Restrictions.

(a)    From and after the date of this Agreement until the later of (i) the date that is one (1) year after the date of this Agreement and (ii) 30 days following the date that the Investors are no longer entitled to select a Board Observer including as a result of the Investors irrevocably waiving their rights to select a Board Observer pursuant to this Agreement (the “Standstill Period”), without the prior written consent of the Company, Investors and their respective Controlled Affiliates shall not (and any Person acting on behalf of or at the direction of any Investor or any such Controlled Affiliates shall not), directly or indirectly:

(i)     acquire, or agree or offer to acquire (including through the acquisition of Beneficial Ownership) any Equity Securities of the Company or a material portion of the assets of the Company or its Subsidiaries, or any warrant, option or other direct or indirect right to acquire any such securities or assets; provided, however, that nothing in this Section shall prevent (A) the acquisition of (x) Common Stock pursuant to the exercise, conversion or redemption of shares of preferred stock or warrants of the Company held by an Investor or its controlled Affiliates as of the date hereof in accordance with their terms or (y) in the event that the Company issues Equity Securities in connection with a capital raising or liability management transaction, voting Common Stock acquired within three (3) months of such capital raising or liability management transaction to the minimum extent necessary to reverse the dilution to an Investor and its controlled Affiliates’ total percentage voting power of the voting Common Stock of the Company resulting from such capital raising or liability management transaction, (B) acquisitions as a result of new funds and accounts coming under management by the Investor Adviser or its Controlled Affiliates in the ordinary course of business and not for the purpose of acquiring Equity Securities of the Company, (C) acquisitions by any broad-based index-based funds controlled by the Investor Adviser (if Equity Securities of the Company are included in the applicable index or benchmark; provided that the Investor Adviser and its Controlled Affiliates do not have discretion over inclusion of such Equity Securities in such index or benchmark) or investing in any broad-based index-based funds or (D) the Investor Adviser and its Controlled Affiliates (including the Investors) collectively and in the aggregate acquiring up to 2% of the issued and outstanding Equity Securities of the Company (not including and in addition to any of the Subject Shares);

(ii)     make or submit to the Company or any of its Subsidiaries any proposal for or offer to enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its Subsidiaries, either publicly or in a manner that would reasonably be expected to require public disclosure by the Company or the Investor Adviser, any Investor or any of their respective Controlled Affiliates (it being understood that the foregoing shall not restrict any Investor or its Controlled Affiliates from tendering shares, receiving consideration or other payment for shares or otherwise participating in any extraordinary transaction, in each case, on the same basis as other stockholders or debtholders of the Company generally);

(iii)    engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) with respect to the election or removal of directors of the Company or any other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies;

(iv)    file with the SEC a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its stockholders that would be required to be filed with the SEC pursuant to Rule 14a-12 or other provisions of the Exchange Act;

(v)    (x) nominate or recommend for nomination a person for election to the Board at any Stockholder Meeting at which directors of the Board are to be elected or (y) seek the removal of any member of the Board;

(vi)    submit any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting;

(vii)      initiate or in any way intentionally participate or engage in, any “withhold” or similar campaign with respect to any Stockholder Meeting;

(viii)    form, join or knowingly act in concert with a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of voting, acquiring, holding, or disposing of, any Equity Securities of the Company (other than solely with controlled Affiliates of the Investors);

(ix)    call or seek to call (publicly or otherwise), alone or in concert with others, a special meeting of the stockholders of the Company, or initiate or propose any action by written consent;

(x)    enter into any negotiations, agreements or arrangements with any other Persons to take any action that an Investor and its Controlled Affiliates are prohibited from taking pursuant to this Section 4.1; or

(xi)    make any request to amend or waive any provision of this Section 4.1(a), in each case publicly or in a manner that would reasonably be expected to require the Company or the Investor Adviser, any Investor or any of their respective Controlled Affiliates to make any public announcement or disclosure of such request; provided, that the foregoing shall not restrict any request to irrevocably waive the Investors’ right to select a Board Observer pursuant to this Agreement.

(b)    Notwithstanding anything to the contrary in Section 4.1(a), this Section 4.1 shall not prevent or restrict the ability of an Investor or any of its Controlled Affiliates from making any proposal to the Company or the Board privately, so long as the making or receipt of such proposal would not reasonably be expected to require the Company or the Investor Adviser, any Investor or any of their Controlled Affiliates to make any public disclosure regarding the possibility of a business combination, merger or other type of transaction described in Section 4.1(a) unless and until such proposal is approved by the Board. If the Company agrees in writing to waive the material obligations of Elliott or its Affiliates from its obligations under Section 4.1 thereof (Standstill Restrictions), the Company will provide a similar and proportionate waiver of the Investors’ obligations under this Section 4.1; provided that the Company will retain all rights and remedies with respect to any breach by an Investor occurring prior to such waiver.

(i)     This Section 4.1 shall be inoperative and of no force and effect upon the earliest of: (x) as a nonexclusive remedy for any material breach of Section 3.1 of this Agreement by the Company, upon ten (10) Business Days’ written notice by the Investors to the Company if such breach has not been cured within such notice period, provided that none of the Investors or their respective Controlled Affiliates are in material breach of this Agreement at the time such notice is given or prior to the end of the notice period; (y) any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) other than an Investor or any of its Controlled Affiliates, or any “group” including or consisting of any Investors or any of their Controlled Affiliates (A) entering into an agreement with the Company to (1) acquire Beneficial Ownership of more than 50% of the total voting power of the Equity Securities of the Company, (2) designate members who, in the aggregate, hold a majority of the voting power of the Board, or (3) acquire all or substantially all of the assets of the Company and its Subsidiaries or (B) commencing any tender or exchange offer which, if consummated, would result in the acquisition by any Person of Beneficial Ownership of more than 50% of the total voting power of the Equity Securities of the Company, where the Company files with the SEC a Schedule 14D-9 (or any amendment thereto) that does not recommend that its shareholders reject such tender or exchange offer (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act in response to the commencement of any tender or exchange offer); and (z) if the Board recommends for approval or adopts any amendment to the certificate of incorporation or bylaws of the Company that would reasonably be expected to impair in any material respect the Company’s ability to comply with the terms of this Agreement upon ten (10) Business Days’ written notice by the Investors to the Company if such noncompliance has not been cured within such notice period;

(ii)     if the Company enters into, or publicly announces any plans to enter into, any agreement or understanding with respect to the sale or disposition of all or substantially all of the equity or assets of the Company or any of the Company’s significant subsidiaries (as such term is defined in Rule 405 of the Securities Act) or other extraordinary transaction, nothing in this Section 4.1 shall prohibit or restrict the Investors or their respective Affiliates from making any private statements (written or oral) with respect to such sale or disposition; and

(iii)    nothing in this Section 4.1 shall be understood to prohibit or otherwise limit the Investors and their Controlled Affiliates from (1) (A) negotiating with third parties, evaluating or trading, directly or indirectly, in any non-convertible indebtedness of the Company or any of its Subsidiaries, Derivative Instruments that can only be settled with cash payments, exchange traded fund, benchmark or other basket of securities which may contain, or may otherwise reflect the performance of, any securities of the Company, (B) selling Equity Securities or exercising rights in accordance with the Registration Rights Agreement or (C) pledging, lending, hypothecating or granting a security interest or lien in any Equity Securities (or any similar transaction), (2) engaging in private communications with the Chairman of the Board, Chief Executive Officer or other senior executive officers or their designees, in each case, only so long as such private communications would not reasonably be expected to require any public disclosure thereof by the Company or the Investor Adviser, any other Investor or any of their controlled Affiliates unless and until any proposal included in such private communications is approved by the Board, (3) making any factual statement to comply with any oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process by any Governmental Entity or pursuant to Law (so long as such process or request did not arise as a result of discretionary acts by the Investor Adviser or any of its Controlled Affiliates), in accordance with Section 4.3(b) or (4) granting any liens or encumbrances on any claims or interests in favor of a bank or broker-dealer or prime broker holding such claims or interests in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claims or interests in accordance with the terms of the custody or prime brokerage agreement(s), as applicable or depositing (or withdrawing from deposit) any Equity Securities with a fiduciary or depositary pursuant to a deposit agreement or arrangements (including any prime broker account).

Section 4.2    Quorum and Voting. From and after the date of this Agreement until 30 days following the date that the Investors are no longer entitled to select a Board Observer including as a result of the Investors irrevocably waiving its rights to select a Board Observer pursuant to this Agreement, the Investors shall cause all Equity Securities of the Company Beneficially Owned by such Investor that any of them has the right to vote (or to direct the vote), as of the applicable record date for any annual meeting or special meeting of stockholders of the Company or any action by written consent of stockholders (each, a “Stockholder Meeting”), to be present for quorum purposes and to be voted, at all such Stockholder Meetings or at any adjournments or postponements thereof, in favor of all Directors nominated by the Board in all Director elections.

Section 4.3    Confidentiality.

(a)    Each Investor shall keep confidential, and shall instruct its Affiliates and its and their respective Representatives (as defined below) who receive Confidential Information (as defined below) from Investor to keep confidential, any and all confidential, non-public or proprietary information and data (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof or whether pursuant to this Agreement or otherwise) to the extent relating to the Company or any of its Subsidiaries provided by, or on behalf of, the Company, any of its Subsidiaries or their respective Representatives to the Investors or any of their Representatives (collectively, “Confidential Information”), except that such Confidential Information may be provided to Investors and their Affiliates and its and their respective officers, directors, employees, accountants, counsel, consultants and other agents and advisors (“Representatives”); provided that Confidential Information will not include any information that (A) is or becomes public knowledge other than as a result of any breach or violation of this Agreement any Investor or its Affiliates (who receive Confidential Information from the Investor) or Representatives, (B) is disclosed to the Investors, their Affiliates or their respective Representatives by a third party not known by the Investors or their Affiliates or Representatives to be in violation of a non-disclosure obligation (or any other contractual, legal or fiduciary obligation of confidentiality) to the Company by making such disclosure, (C) is already in the possession of the Investors, their Affiliates or their respective Representatives prior to such information being furnished to an Investor, its Affiliates or its or their respective Representatives without violation of any obligations hereunder (and the source of such information was not known by any Investor or its Affiliates or Representatives to be in violation of a non-disclosure obligation (or any other contractual, legal or fiduciary obligation of confidentiality) to the Company by making such disclosure), (D) is independently developed by the Investors or any of their respective Affiliates or Representatives without reference to or use of the Confidential Information, (E) is approved in writing by the Company for disclosure by an Investor or any of its Affiliates or Representatives (as applicable) or (F) is provided to a prospective purchaser; provided that such prospective purchaser (i) is not a Restricted Transferee, (ii) shall have been advised of this Agreement and shall have expressly agreed to be bound by the confidentiality provisions hereof and (iii) unless such prospective purchaser signs a joinder hereto in a form and substance reasonably acceptable to the Company or a separate confidentiality agreement with the Company, shall be deemed a Representative of the Investors for purposes of this Section 4.3, and the Investors shall be liable for any breach of this Section 4.3 or any misuse of the Confidential Information by such prospective purchaser. For the avoidance of doubt, subject to applicable Law, the Board Observer shall be permitted to share Confidential Information with the Investors, their respective Affiliates and their respective Representatives, provided that the Investors, their respective Affiliates and their respective Representatives who receive Confidential Information remain bound by the confidentiality provisions hereof.

(b)    If any Investor or any of its Affiliates is requested or required by oral questions, legal proceedings, interrogatories, requests for information of documents, subpoenas, civil investigative demand or similar process by any Governmental Entity, pursuant to Law or legal process, to disclose or provide any Confidential Information, the Person that received such request or demand or is subject to such requirement shall, to the extent permitted by applicable Law, provide the Company with prior written notice thereof as promptly as practicable after receipt of such request and the terms and circumstances surrounding such request so that the Company may seek a protective order or other appropriate remedy at its sole expense. Each Party agrees to reasonably cooperate with the other Party in connection with seeking any such order or other appropriate remedy. If such protective order is not promptly obtained, and the Person that received such request or demand is required, as advised by legal counsel (which may include internal legal counsel), to disclose Confidential Information pursuant to applicable Law, such Person shall (i) furnish only that portion of the Confidential Information that legal counsel (including internal legal counsel) advises is legally required to be disclosed and (ii) exercise reasonable efforts, at the Company’s sole expense, to obtain reliable assurances that confidential treatment will be afforded to the Confidential Information. Notwithstanding the foregoing, the Person that received such request or demand or is subject to such requirement may disclose Confidential Information, and the foregoing notice and other actions shall not be required, where such disclosure is required in connection with an audit, review or examination by a governmental regulatory or self-regulatory authority of competent jurisdiction that is not targeted at, and does not specifically reference, the Company, any of its Affiliates, the Confidential Information, or the transactions contemplated by the Merger Agreement.

(c)    Each Investor, on behalf of itself and its Controlled Affiliates, acknowledges and agrees that such Investor and each such Controlled Affiliate are aware, and will advise the Board Observer, any of their respective Representatives, and any other entity or Person who receives Confidential Information from or on behalf of such Investor, that Confidential Information may include material, non-public information and applicable securities Laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities, in each case unless in compliance with such Laws.

(d)    Except as expressly set forth in this Agreement, nothing in this Agreement shall be deemed to restrain any Investor or any of its Affiliates from purchasing, selling or otherwise trading in any securities of the Company or any derivative securities which reference such securities, in each case, in compliance with applicable securities Laws. Following the Lock-Up Termination Date, the Company agrees that, upon the written request of an Investor, it will confirm to such Investor in writing whether the Company is in an Open Window as promptly as reasonably practicable (and within no more than one Business Day) after such request. Without the consent of the Investors, except as required to comply with applicable Law, the insider trading policies of the Company will not apply to the Investors or any of their respective Controlled Affiliates at any time during the term of this Agreement so long as the representations in Section 4.3(e) remain true and correct as if made again at such time.

(e)    Notwithstanding anything to the contrary set forth herein, the Company acknowledges that the Investors and their Affiliates are part of a multi-strategy asset management organization which, in the ordinary course of business through separate platforms, engages in a variety of investing activities (including the provision of debt financing, the investment in and formation and operation of various operating companies and joint ventures, and the purchase and sale of securities and syndicated bank debt) and that nothing in this Section 4.3, shall restrict such activities of such other platforms, provided that none of the Confidential Information is used in connection therewith and such other platforms are not otherwise acting at the direction of the Investors or any of their Representatives with respect to any matter subject to restriction under this Agreement. Each Investor hereby represents to the Company that it and the Investor Adviser have in place compliance procedures, which monitor the receipt of Confidential Information and restrict the dissemination of Confidential Information to personnel of the Investor Adviser and such Investor who trade or may trade in the securities of the Company and/or its Affiliates and certain other employees of the organization (collectively, the “Public Side Team”). Accordingly, notwithstanding anything to the contrary in this Agreement, the Company acknowledges and agrees that, to the extent that the foregoing procedures are applied or an affirmative defense pursuant to paragraph (c) of the Rule 10b5-1 under the Exchange Act is applicable, this Section 4.3 shall not in any way restrict or limit the activities of the Public Side Team or any funds, accounts or other investment vehicles managed by any Affiliate of the Investors so long as they are not then in possession of Confidential Information and are not otherwise acting at the direction of any personnel who have received Confidential Information.

(f)    The Investors shall cause the Investor Adviser and its Controlled Affiliates who receive Confidential Information to comply with the provisions applicable to Investors in this Section 4.3 and shall be responsible and liable for any noncompliance by the Investor Adviser or its Controlled Affiliates therewith as if the Investor Adviser and its Controlled Affiliates were each a party hereto as an “Investor”.

(g)    Except to the extent required by applicable Law, the Investor Adviser, the Investors, or any of their Affiliates, shall not, without the prior written consent of the Company, issue any press release or make any public statement with respect to this Agreement; provided that the foregoing will not restrict press releases or public announcements that (i) are materially consistent with press releases or public announcements previously made by the Company in accordance with the Merger Agreement and (ii) do not include any material non-public information not previously shared by Uniti or the Company; provided further, that, except as required by applicable Law, the publication and disclosure by the Company of the Investment Adviser’s identity and ownership of Subject Shares and the nature of the Investment Adviser’s commitments, arrangements and understandings under this Agreement (including the disclosure of this Agreement) in any press release in connection with this Agreement, the Merger Agreement or the Transactions shall be subject to the Investment Adviser’s prior written consent (not to be unreasonably withheld, condition or delayed), except (a) in respect of any press release as may be required by applicable Law or any listing agreement with or rule of any national securities exchange or association (in which case, the Company will endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the Investment Adviser to review and comment upon such public statement or press release, and will consider in good faith any reasonable comments of the other party thereto) or (b) after the issuance of any press release with respect to which such consent was obtained, the Company may issue additional press releases without any consent of the Investment Adviser so long as such additional press releases are materially consistent with the press release with respect to which the Investment Adviser had consented.

Article V
TRANSFER RESTRICTIONS

Section 5.1    Transfer Restrictions.

(a)    None of the Investors or any of their respective Controlled Affiliates shall (and the Investors shall cause any such Person not to), Transfer any Equity Securities of the Company to any Person without the prior written consent of the Company prior to the six (6) month anniversary of the Closing Date (the “Lock-Up Termination Date”); provided, however, that this Section 5.1(a) shall only apply to the Investors and their respective Controlled Affiliates to the extent that each of the executive officers and Directors of the Company that was an executive officer or director of Uniti immediately prior to the Closing are subject to restrictions on substantially similar terms (it being understood that such restrictions on executive officers and directors shall contain customary exceptions). To the extent the Company waives any such restriction applicable to any such executive officer or Director of the Company prior to the Lock-Up Termination Date, the Investors and their respective Controlled Affiliates shall be concurrently and automatically released from the foregoing limitation.

(b)    Notwithstanding the foregoing, the restrictions set forth in Section 5.1(a) shall not apply to:

(i)     Transfers to any Permitted Transferee, in each case, that has agreed to be bound by the terms of this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A prior to such Transfer (provided that the transferor shall continue to be liable hereunder for any failure of the transferee to comply with Section 5.1 of this Agreement);

(ii)     Transfers pursuant to a merger, consolidation or other business combination, involving the Company or the sale of all or substantially all of the assets of the Company, in each case, in a transaction that has been approved by the Board;

(iii)    Transfers pursuant to a tender offer or exchange offer for Common Stock if such offer is made by a Person other than an Investor or its Controlled Affiliates, and recommended by the Board;

(iv)    Transfers to a Person’s direct or indirect partners, members, managers, controlling persons or equityholders in connection with any winding up, liquidation or distribution of assets in accordance with such Person’s Organizational Documents, provided that any transferee agrees to be bound by the terms of the this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A prior to such Transfer and, upon consummation of such Transfer, such transferee shall be deemed an Investor for purposes hereof; provided, further, that, for the avoidance of doubt, if such transferee is not a Controlled Affiliate of the Investor Adviser, the Equity Securities Transferred to such transferee will be deemed not to be Beneficially Owned by the Investor Adviser or its Controlled Affiliates, and may result in the loss of Investors’ right to select the Board Observer if the Investor Adviser’s Controlled Affiliates cease to Beneficially Own at least [●]%3 of the Subject Shares;

(v)    Any Transfer in connection with any exercise of piggyback rights under the Registration Rights Agreement;

(vi)    granting any liens or encumbrances on any claims or interests in favor of a bank or broker-dealer or prime broker holding such claims or interests in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claims or interests in accordance with the terms of the custody or prime brokerage agreement(s), as applicable or depositing (or withdrawing from deposit) any Equity Securities with a fiduciary or depositary pursuant to a deposit agreement or arrangements (including any prime broker account);

(vii)      Transfers where an Investor (or the Investor Adviser) (a) is directed by its client to Transfer such Equity Securities or (b) is required to Transfer such Equity Securities to satisfy any redemption request by an unaffiliated investor solely in an amount of Equity Securities necessary to satisfy such redemption request; provided that, such Investor shall use commercially reasonable efforts to satisfy the redemption request entirely from other assets before resorting to the Transfer of such Equity Securities; provided further, that the applicable Investor shall use commercially reasonable efforts to notify the Company in writing at least twenty-four (24) hours before any such Transfer and specify the amount of Equity Securities to be sold, the date and time such Transfer may begin, and the reason for such Transfer; or

(viii)    an all-asset pledge (and any related foreclosure thereon) made in the ordinary course in connection with borrowed money and not for the purposes of circumventing restrictions set forth in Section 5.1(a)

(c)    Notwithstanding Section 5.1(a) and Section 5.1(b), none of the Investors or any of their Controlled Affiliates will at any time (without the prior written consent of the Company) Transfer any Equity Securities of the Company to any Restricted Transferee. In no event shall the foregoing limitation apply to, or limit in any way sales by any Investor or any of its Controlled Affiliates (i) to or through underwriters in a public offering, (ii) “at the market” to or through brokers or market makers or into an existing market for the Equity Securities, (iii) in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers or (iv) in block trades in which a broker-dealer attempts to sell the Equity Securities

3 To be set at the percentage that would result in Investor Adviser funds holding less than 5% as of immediately after the closing. That is, if the Investor Adviser holds 10% immediately after the closing, this number would be 50%.

as agent but may position and resell a portion of the block as principal to facilitate the transaction.

(d)    Any attempted Transfer in violation of this Section 5.1 shall be null and void ab initio.

Section 5.2    Legends on Shares; Securities Act Compliance.

(a)    Unless otherwise requested by an Investor, shares of Common Stock of the Company held by the Investors or their respective Controlled Affiliates shall be uncertificated and evidenced by book-entry registration on the books and records of the Company’s transfer agent or warrant agent, as applicable. Such shares of Common Stock shall bear a restrictive notation substantially similar to the legend set forth below, and in the event that any shares of Common Stock are certificated, each share certificate shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAW.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF [●], A COPY OF WHICH MAY BE INSPECTED AT THE OFFICE OF THE COMPANY, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE THEREWITH.”

(b)    With respect to shares of Common Stock held by the Investors or their respective Controlled Affiliates, at such time as any such Person delivers to the Company a legal opinion, addressed to the Company and in form and substance reasonably acceptable to the Company, from a reputable national U.S. law firm, that the first legend set forth in Section 5.2(a) is no longer required under the Securities Act, the Company agrees that it will promptly after the later of the delivery of such opinion and, with respect to certificated shares of Common Stock, the delivery by such Person to the Company or its transfer agent of a certificate (in the case of a Transfer, in the proper form for Transfer) representing shares of Common Stock held by such Person issued with the foregoing restrictive legend, deliver or cause to be delivered to such Person a replacement stock certificate representing shares of Common Stock held by such Person that is free from the first legend set forth in Section 5.2(a) or remove or cause to be removed any comparable legend or restriction or other arrangement with respect to any uncertificated shares of Common Stock; provided, however, that if any shares of Common Stock were issued or sold to the Investors or their respective Controlled Affiliates pursuant to an instrument or agreement containing legends which are subject to additional or more restrictive terms for their removal, nothing in this Agreement shall require the Company to remove such legends other than in accordance with the terms included in such instrument or agreement.

(c)    From and after the Lock-Up Termination Date, with respect to shares of Common Stock held by the Investors or their respective Controlled Affiliates, the Company agrees that it will promptly after notice from any such Person to the Company and, with respect to certificated shares of Common Stock, the delivery by such Person to the Company or its transfer agent of a certificate (in the case of a Transfer, in the proper form for Transfer) representing shares of Common Stock held by such Person issued with the foregoing restrictive legend, deliver or cause to be delivered to such Person a replacement stock certificate representing such shares of Common Stock held by such Person that is free from the second legend set forth in Section 5.2(a) or remove or cause to be removed any comparable legend or restriction or other arrangement with respect to any uncertificated shares of Common Stock; provided, however, that if any shares of Common Stock were issued or sold to the Investors or their respective Controlled Affiliates pursuant to an instrument or agreement containing legends which are subject to additional or more restrictive terms for their removal, nothing in this Agreement shall require the Company to remove such legends other than in accordance with the terms included in such instrument or agreement.

(d)    The Company agrees that it will use commercially reasonable efforts to take the following actions to enable such Persons to sell Equity Securities: (i) causing the transfer agent to remove restrictive legends as set forth in this Section 5.2, (ii) delivering any necessary opinions or instruction letters to remove or cause to be removed any such restrictive legends or (iii) otherwise cooperating with any reasonable request by an Investor or any of its Affiliates relating to such a sale in order to facilitate settlement in accordance with the standard settlement cycle for securities transactions set forth in Rule 15c6-1(a) promulgated under the Exchange Act within one Business Day. The Company further agrees that, in the event the Company fails to comply with the foregoing clause (i) or (ii), the Company hereby authorizes its transfer agent to rely upon the opinion of counsel to the applicable Investors or their respective Controlled Affiliates.

Article VI
MISCELLANEOUS

Section 6.1    Termination. This Agreement shall terminate and be of no further force and effect on the first date on which the Investors and their respective Controlled Affiliates cease to Beneficially Own any Subject Shares (excluding any Derivative Instruments) of the Company; provided that any such termination shall not relieve a Party from liability for any breach incurred prior to such termination; provided, further, that Section 4.3 of this Agreement shall survive any such termination until the date that is twelve (12) months after the date on which Investors are no longer entitled to select a Board Observer.

Section 6.2    Assignments. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. None of the Parties may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement (whether by merger, consolidation or otherwise by operation of law) without the prior written consent of the other Parties. Any purported direct or indirect assignment in violation of this Section 6.2 shall be null and void ab initio.

Section 6.3    Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investors, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 6.4    Notices. Any notice, request, instruction or other document to be given hereunder by any Party to any other Party shall be in writing and shall be deemed given to a Party when (a) served by personal delivery upon the Party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested, or (d) sent by email, (provided that no automated return email indicating the email address is no longer valid or active or the recipient thereof is unavailable is promptly received by the sender), in each case, to the addresses or email addresses and marked to the attention of the Person (by name or title) as set forth on Annex I, or to such other Persons or addresses as may be designated in writing by the Party to receive such notice as provided on Annex I.

Section 6.5    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW RULES THEREOF THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. IN CONNECTION WITH ANY CONTROVERSY ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PARTIES AND THEIR RESPECTIVE CONTROLLED AFFILIATES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, IF A BASIS FOR FEDERAL COURT JURISDICTION IS PRESENT, AND, OTHERWISE, IN THE COURTS OF THE STATE OF DELAWARE. EACH OF THE PARTIES AND THEIR RESPECTIVE CONTROLLED AFFILIATES IRREVOCABLY CONSENTS TO SERVICE OF PROCESS OUT OF THE AFOREMENTIONED COURTS AND WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE AFOREMENTIONED COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN SUCH COURTS THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)    THE COMPANY AND EACH INVESTOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE TRANSACTIONS. EACH SUCH PERSON CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PERSON MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5.

(c)    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the necessity of providing any bond or other security, and no Party or the Investor Adviser or any of their respective Controlled Affiliates will oppose the granting of such relief on the basis that money damages are adequate or that the other Parties otherwise have an adequate remedy at Law, this being in addition to any other remedy to which such Party is entitled at law or in equity.

Section 6.6    Entire Agreement; No Other Representations. Except for the Merger Agreement, Registration Rights Agreement, Certificate of Designations and Warrant Agreement, this Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings or representations and warranties, both written and oral, between the Parties with respect to the subject matter hereof.

Section 6.7    No Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 6.8    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 6.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by one Party to the others may be made by facsimile, electronic mail, other electronic format (including any electronic signature complying with the Delaware Uniform Electronic Transactions Act, as amended from time to time, or other applicable law) or other transmission method, and the Parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.10    Exercise of Rights. A failure to exercise or delay in exercising a right or remedy provided by this Agreement or law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of that right or remedy or the exercise of another right or remedy.

Section 6.11    Rights Cumulative. The rights, powers and remedies conferred on any Party by this Agreement and remedies available to any Parties are cumulative and are additional to any right, power or remedy which it may have under general law or otherwise.

Section 6.12    No Partnership. No provision of this Agreement creates a partnership between any of the Parties or makes a Party the agent of another Party for any purpose. A Party has no authority or power to bind, to contract in the name of, or to create a liability for, another Party in any way or for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

[NEW UNITI]
By:
Name:
Title:

[STOCKHOLDERS]
By:
Name:
Title: